As filed with the Securities and Exchange Commission on July 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of each Registrant as specified in its charter)

Maryland Delaware (State or other jurisdiction of incorporation or organization)	23-2413352 23-2862640 (I.R.S. Employer Identification Number)

_______________

For Co-Registrants, please see “Table of Co-Registrants” on the following page.

_______________

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
Telephone: (610) 325-5600
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Gerard H. Sweeney
President and Chief Executive Officer
401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
Telephone: (610) 325-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Michael H. Friedman, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Philadelphia, Pennsylvania 19103-2799
(215) 981-4000

_______________

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

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     Calculation of Registration Fee

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2) (3)	Amount of registration fee (2)

Common Shares of Beneficial Interest, $.01 par value per share (4) (5)	$750,000,000	(9)	$750,000,000	$95,025
Preferred Shares of Beneficial Interest, $.01 par value per share (6)
Depositary Shares (7)
Warrants (8)

Debt Securities	$750,000,000 (10)	(9)	$750,000,000 (10)	$95,025

Guarantees	(11)	(9)	(11)	(11)

(1)	The Debt Securities will be issued by Brandywine Operating Partnership, L.P. The Guarantees will be issued by Brandywine Realty Trust and the subsidiaries of Brandywine Operating Partnership, L.P. listed on the Table of Co-Registrants below. All other securities registered hereby will be issued by Brandywine Realty Trust. This Registration Statement also covers delayed delivery contracts that may be issued by Brandywine Realty Trust under which the counterparty may be required to purchase Preferred Shares, Common Chares or Depositary Shares. The securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(2)	In U.S. dollars or the equivalent thereof in any other currency, currency units, or composite currencies at the dates of issuance. This Registration Statement also includes any securities issuable upon splits or similar transactions pursuant to Rule 416 under the Securities Act. Pursuant to Rule 429 under the Securities Act, this amount includes $319,006,151 of securities being carried forward from an earlier Registration Statement of Brandywine Realty Trust on Form S-3 (No. 333-56237), which have not been sold. The registration fee of $96,668.43 relating to the securities being carried forward is also being carried forward.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the respective registrant in connection with the issuance by such registrant of the securities registered hereby. No separate consideration will be received for Common Shares that are issued upon conversion of Preferred Shares or Depositary Shares registered hereunder. The aggregate maximum offering price of Common Shares, Preferred Shares, Depository Shares and Warrants issued pursuant to this Registration Statement will not exceed $750,000,000.

(4)	Such indeterminate number of Common Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Preferred Shares or Depositary Shares registered hereunder or upon exercise of warrants registered hereunder.

(5)	The aggregate amount of Common Shares registered hereunder is limited, solely for purposes of any at the market offerings, to that which is permissible under Rule 415(a)(4) of the Securities Act.

(6)	Such indeterminate number of Preferred Shares as may from time to time be issued at indeterminate prices.

(7)	To be represented by depositary receipts representing an interest in all or a specified portion of a Preferred Share.

(8)	Such indeterminate number of Warrants entitling the holders thereof to purchase Preferred Shares, Common Shares and/or Depositary Shares, which may be sold separately, together or in units with other securities registered hereby.

(9)	Omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(10)	In the event that any Debt Securities are issued at any original issuance discount, such greater amount as shall result in proceeds to the registrant of $750,000,000.

(11)	Debt Securities issued by Brandywine Operating Partnership, L.P. will be accompanied by Guarantees issued by Brandywine Realty Trust and by the subsidiary Co-Registrants listed in the Table of Co-Registrants below. None of the proceeds will be received by Brandywine Realty Trust (or by any of the subsidiary Co-Registrants listed in the Table of Co-Registrants below) for the Guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate filing fee for the Guarantees is required.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The prospectus contained in this Registration Statement relates to and constitutes a Post-Effective Amendment to the Registration Statement on Form S-3 (333-56237) of Brandywine Realty Trust, and it is intended to be the combined prospectus referred to in Rule 429 under the Securities Act of 1933.

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TABLE OF CO-REGISTRANTS

Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

AAPOP 2, L.P.	Delaware	23-2901049
Brandywine Ambassador, L.P.	Pennsylvania	23-3012908
Brandywine Central L.P.	Pennsylvania	23-1946970
Brandywine Cira, L.P.	Pennsylvania	20-0342137
Brandywine F.C., L.P.	Pennsylvania	20-1238432
Brandywine Grande B, L.P.	Delaware	23-2977952
Brandywine I.S., L.P.	Pennsylvania	23-2947774
Brandywine Metroplex, L.P.	Pennsylvania	23-3064291
Brandywine P.M., L.P.	Pennsylvania	23-2947776
Brandywine TB Florig, L.P.	Pennsylvania	23-3076172
Brandywine TB Inn, L.P.	Pennsylvania	23-3081409
Brandywine TB I, L.P.	Pennsylvania	23-2947784
Brandywine TB II, L.P.	Pennsylvania	23-2947790
Brandywine TB V, L.P.	Pennsylvania	23-2947794
Brandywine TB VI, L.P.	Pennsylvania	23-2971995
Brandywine TB VIII, L.P.	Pennsylvania	23-3076170
C/N Iron Run Limited Partnership III	Pennsylvania	23-2895861
C/N Leedom Limited Partnership II	Pennsylvania	23-2877566
C/N Oaklands Limited Partnership I	Pennsylvania	23-2877569
C/N Oaklands Limited Partnership III	Pennsylvania	23-2877558
E-Tenants.Com Holding, L.P.	Pennsylvania	23-3076174
Fifteen Horsham, L.P.	Pennsylvania	23-2877570
Iron Run Limited Partnership V	Pennsylvania	23-2877557
LC/N Horsham Limited Partnership	Pennsylvania	23-2877563
LC/N Keith Valley Limited Partnership I	Pennsylvania	23-2877564
Newtech IV Limited Partnership	Pennsylvania	23-2877568
Nichols Lansdale Limited Partnership III	Pennsylvania	23-2877561
Witmer Operating Partnership I, L.P.	Delaware	23-2877571
100 Arrandale Associates, L.P.	Delaware	23-2864652
111 Arrandale Associates, L.P.	Delaware	23-2853429
440 Creamery Way Associates, L.P.	Pennsylvania	23-2565917
442 Creamery Way Associates, L.P.	Pennsylvania	23-2561338
481 John Young Way Associates, L.P.	Pennsylvania	23-2853426
Interstate Center Associates	Virginia	54-1815494
IR Northlight II Associates	Pennsylvania	23-2926116
Plymouth TFC General Partnership	Pennsylvania	23-2941286
BTRS, Inc.	Delaware	23-3084141
Southpoint Land Holdings, Inc.	Pennsylvania	23-2557504
Valleybrooke Land Holdings, Inc.	Pennsylvania	23-2552215
Brandywine Ambassador, L.L.C.	Pennsylvania	23-3012909
Brandywine Charlottesville LLC	Virginia	54-1991092
Brandywine Christina LLC	Delaware	23-3101977
Brandywine Cira, LLC	Pennsylvania	20-0342081
Brandywine Dabney, L.L.C.	Delaware	23-2977512
Brandywine Dominion, L.L.C.	Pennsylvania	23-2947771
Brandywine F.C., L.L.C.	Pennsylvania	20-1238298
Brandywine Grande B, LLC	Delaware	20-1244735
Brandywine I.S., L.L.C.	Pennsylvania	23-2947773
Brandywine Interstate 50, L.L.C.	Delaware	23-2983152
Brandywine – Main Street, LLC	Delaware	23-2907342
Brandywine Metroplex LLC	Pennsylvania	23-3064290
Brandywine P.M., L.L.C.	Pennsylvania	23-2947779
Brandywine Piaza, L.L.C.	New Jersey	23-3640190
Brandywine Plaza 1000, L.L.C.	New Jersey	22-3640196
Brandywine Promenade, L.L.C.	New Jersey	23-3640188
Brandywine TB Florig, LLC	Pennsylvania	23-3076168
Brandywine TB Inn, L.L.C.	Pennsylvania	23-3081407
Brandywine TB I, L.L.C.	Pennsylvania	23-2947782
Brandywine TB II, L.L.C.	Pennsylvania	23-2947787
Brandywine TB V, L.L.C.	Pennsylvania	23-2947792
Brandywine TB VI, L.L.C.	Pennsylvania	23-2971993
Brandywine TB VIII, L.L.C.	Pennsylvania	23-3076169
Brandywine Trenton Urban Renewal, L.L.C.	Delaware	52-2088312
Brandywine Witmer, L.L.C.	Pennsylvania	23-2947796
Christiana Center Operating Company III LLC	Delaware	23-3032421
E-Tenants LLC	Delaware	23-3040699

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED                                           , 2004

PROSPECTUS

BRANDYWINE REALTY TRUST

$750,000,000

Preferred Shares, Common Shares, Depositary Shares and Warrants

__________________________________

BRANDYWINE OPERATING PARTNERSHIP, L.P.

$750,000,000

Debt Securities

Brandywine Realty Trust may offer from time to time its common shares, preferred shares, depository shares or warrants with a total initial offering price of up to $750,000,000 under this prospectus.

The common shares of Brandywine Realty Trust are listed on the New York Stock Exchange under the symbol “BDN.”

Brandywine Operating Partnership, L.P. may offer from time to time its debt securities in one or more series with a total initial offering price of up to $750,000,000 under this prospectus. Brandywine Realty Trust and certain of the wholly-owned subsidiaries of Brandywine Operating Partnership, L.P. will unconditionally guarantee the payment obligations of the debt securities.

We will offer the securities at prices and on the terms to be determined at the time of offering. We will provide specific terms of these securities in prospectus supplements to this prospectus.

We may sell the securities through underwriters, dealers or agents or directly to investors.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities described in this prospectus.

_______________

You should carefully read and consider the risk factors included in the applicable prospectus supplement and in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in our securities.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                            , 2004

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TABLE OF CONTENTS

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under the shelf registration statement, Brandywine Realty Trust may sell any combination of common shares, preferred shares, depositary shares and warrants in one or more offerings with a total offering price of up to $750,000,000, and Brandywine Operating Partnership, L.P. may sell debt securities of various terms in one or more offerings with a total offering price of up to $750,000,000.

     As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership) unless the context otherwise indicates.

     This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and the applicable prospectus supplement together with the additional information described under the next heading.

WHERE YOU CAN FIND MORE INFORMATION

     Brandywine files, and the Operating Partnership will file, annual, quarterly and special reports, proxy statements (in the case of Brandywine) and other information with the SEC.

     You may read and copy materials that we have filed with the SEC, including the registration statement, at the following location:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

     You may obtain information on the operation of the SEC’s Public Reference Rooms by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, including us, that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, you may inspect reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, which are located at 20 Broad Street, New York, New York 10005.

     The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will be deemed to automatically update and supersede this information. We incorporate by reference the documents listed below, which we previously have filed with the SEC and which are considered part of this prospectus, and any future filings made by us with the SEC prior to completion of this offering under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). We also incorporate by reference any filings made under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement. These filings contain important information about us.

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Report Filed	Date of Filing

Annual Report on Form 10-K for the year ended December 31, 2003 of Brandywine Realty Trust	Filed on March 12, 2004
Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 of Brandywine Realty Trust	Filed on May 10, 2004
Annual Report on Form 10-K/A for the year ended December 31, 2003 of Brandywine Realty Trust	Filed on June 22, 2004
Current Report on Form 8-K of Brandywine Realty Trust	Filed on January 7, 2004
Current Report on Form 8-K of Brandywine Realty Trust	Filed on February 3, 2004
Current Report on Form 8-K of Brandywine Realty Trust	Filed on February 5, 2004
Current Report on Form 8-K of Brandywine Realty Trust	Filed on February 27, 2004
Current Report on Form 8-K of Brandywine Realty Trust	Filed on May 27, 2004
Current Report on Form 8-K of Brandywine Operating Partnership, L.P.	Filed on July 1, 2004
Registration Statement on Form 8-A of Brandywine Realty Trust	Filed on October 14, 1997
Registration Statement on Form 8-A of Brandywine Realty Trust	Filed on December 29, 2003
Registration Statement on Form 8-A of Brandywine Realty Trust	Filed on February 5, 2004
Registration Statement on Form 10 of Brandywine Operating Partnership, L.P.	Filed on June 23, 2004

     You can obtain copies of any of the documents incorporated by reference in this prospectus from us or, as described above, through the SEC or the SEC’s web site which is at http://www.sec.gov. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or calling us at the telephone number listed below:

BRANDYWINE REALTY TRUST or BRANDYWINE OPERATING PARTNERSHIP, L.P. 401 Plymouth Road, Suite 500 Plymouth Meeting, PA 19462 Attention: General Counsel Telephone: (610) 325-5600

        We also maintain a web site at http://www.brandywinerealty.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

     This prospectus, including the information incorporated by reference into this prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. We caution investors that forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect us include, but are not limited to the following:

•	changes in economic conditions generally and the real estate market specifically;

•	legislative/regulatory changes, including changes to laws governing the taxation of REITs;

•	availability of debt and equity capital;

•	interest rate fluctuations;

•	competition;

•	supply and demand for properties in our current and proposed market areas;

•	accounting principles;

•	policies and guidelines applicable to REITs; and

•	environmental risks, tenant bankruptcies and the other matters described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

All of these factors should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

     Given these uncertainties, we caution prospective investors not to place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

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BRANDYWINE AND THE OPERATING PARTNERSHIP

     Brandywine is a self-administered and self-managed REIT active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. As of March 31, 2004, we owned 207 office properties, 24 industrial facilities and one mixed-use property containing an aggregate of approximately 15.7 million net rentable square feet. In addition, as of March 31, 2004, we held economic interests in ten real estate ventures that we formed with third parties to develop or own commercial properties. These real estate ventures own ten office buildings that contain approximately 1.8 million net rentable square feet. As of March 31, 2004, we had an aggregate investment in these real estate ventures of approximately $13.3 million (net of returns of investment received by us), excluding $2.4 million invested in two of the real estate ventures that were consolidated as of March 31, 2004. We also owned approximately 410 acres of undeveloped land and held options to purchase approximately 61 additional acres. Our properties are located in the office and industrial markets in and surrounding Philadelphia, Pennsylvania, New Jersey and Richmond, Virginia. Brandywine was organized and commenced operations in 1986 as a Maryland REIT.

     The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Brandywine owns its assets and conducts its operations through the Operating Partnership. Brandywine controls the Operating Partnership as its sole general partner and, as of March 31, 2004, Brandywine’s ownership interest in the Operating Partnership was approximately 96.3%.

     Our executive offices are located at 401 Plymouth Road, Suite 500, Plymouth Meeting, Pennsylvania 19462 and our telephone number is (610) 325-5600.

     We have an internet website at www.brandywinerealty.com. We are not incorporating by reference in this prospectus any material from our website. The reference to our website is an inactive textual reference to the uniform resource locator (URL) and is for your reference only.

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USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, Brandywine Realty Trust will contribute or otherwise transfer the net proceeds of any sale of any of its securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold. Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will use those net proceeds and any net proceeds from the sale of any of its debt securities for general business purposes, including, without limitation, repayment of outstanding debt and the acquisition or development of office and industrial properties.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

     The following table sets forth the Operating Partnership’s ratios of earnings to fixed charges for the periods indicated.

Operating Partnership

Quarter Ended March 31, 2004	1.95
Year Ended December 31, 2003	2.33
Year Ended December 31, 2002	1.78
Year Ended December 31, 2001	1.30
Year Ended December 31, 2000	1.48
Year Ended December 31, 1999	1.74

     For the purpose of calculating the ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges to income from continuing operations of the Operating Partnership, less capitalized interest and income from unconsolidated equity method investments not distributed. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness and the Operating Partnership’s share of interest expense from unconsolidated equity method investments.

     The following table sets forth Brandywine’s ratios of earnings to combined fixed charges and preferred share distributions for the periods indicated.

Brandywine

Quarter Ended March 31, 2004	1.52
Year Ended December 31, 2003	1.79
Year Ended December 31, 2002	1.40
Year Ended December 31, 2001	1.04
Year Ended December 31, 2000	1.19
Year Ended December 31, 1999	1.20

     For the purpose of calculating the ratios of earnings to combined fixed charges and preferred share distributions, earnings have been calculated by adding minority interest attributable to continuing operations and fixed charges to income from continuing operations of Brandywine, less capitalized interest, income from unconsolidated equity method investments not distributed and preferred distributions of consolidated subsidiaries. Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, amortization of discounts or premiums related to indebtedness, Brandywine’s share of interest expense from unconsolidated equity method investments, and preferred distributions of consolidated subsidiaries. Preferred Distributions includes income allocated to holders of Brandywine’s preferred shares.

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DESCRIPTION OF DEBT SECURITIES

     The following summary sets forth the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

     The debt securities will be issued by the Operating Partnership under an indenture, as amended or supplemented from time to time, among the Operating Partnership, and Brandywine and certain subsidiaries of the Operating Partnership, as guarantors, and a trustee. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

     All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

     The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the Board of Trustees of Brandywine as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series (Section 301). All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

     All of the debt securities will be fully and unconditionally guaranteed as to payment of principal and premium, if any, and interest by Brandywine and by substantially all of the subsidiaries of the Operating Partnership (the “Subsidiary Guarantors” and, together with Brandywine, the “Guarantors”) that guarantee our obligations under the Credit Agreement, dated as of May 24, 2004, among the Operating Partnership, Brandywine, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, or any renewal or refinancing thereof (the “Credit Agreement”).

     The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 610). Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

     The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

(1)	the title of the debt securities;

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(2)	the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

(3)	the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

(4)	the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

(5)	the rate or rates (which may be fixed or variable), or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any;

(6)	the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for interest payment dates, or the method by which those dates will be determined, the person to whom interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(7)	the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

(8)	the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9)	the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities are required to be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10)	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

(12)	any additions to, modifications of or inapplicability of the terms of the debt securities with respect to the events of default or covenants or other provisions set forth in the indenture;

(13)	whether the debt securities will be issued in global or book-entry form or definitive certificated form, and whether the debt securities will be issued in bearer form;

(14)	if other than $5,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

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(15)	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

(16)	the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

(17)	whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts; and

(18)	any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

     The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof (“original issue discount securities”). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

     The indenture does not contain any provisions (other than as described under “–Covenants–Limitations on Incurrence of Indebtedness”) that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of Brandywine’s common shares and preferred shares, designed to preserve Brandywine’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

     The Guarantors will, under the indenture, fully and unconditionally guarantee, jointly and severally, the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same will become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise; provided that if for any reason, the obligations of a Subsidiary Guarantor terminate under the Credit Agreement (including, without limitation, upon agreement of the lenders thereunder or upon the replacement thereof with a credit facility not requiring such guarantees or upon such Subsidiary Guarantor ceasing to be a subsidiary of the Operating Partnership), such Subsidiary Guarantor will be deemed released from all its obligations under the Indenture and its guarantee will terminate (Sections 1401 and 1405).

     The obligations of each Subsidiary Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Denominations

     Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $5,000 and integral multiples of $1,000 in excess thereof (Section 302).

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Payments

     Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States (Sections 307 and 1002).

     All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

     Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture (Section 307). Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

     Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

     If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the Guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the Guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the Guarantors may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

     Neither the Operating Partnership nor the trustee will be required to:

(1)	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption;

(2)	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3)	issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except that portion, if any, of such debt security which is not to be so repaid (Section 305).

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Merger, Consolidation or Sale

     The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

(1)	either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2)	immediately after giving effect to the transaction and taking into account any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

(3)	an officer’s certificate of Brandywine as general partner of the Operating Partnership and a legal opinion covering these conditions is delivered to the trustee (Section 801).

     The Guarantors may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled (Section 803).

Covenants

     Limitations on Incurrence of Indebtedness

     The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of that additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of its outstanding Indebtedness and that of its Subsidiaries on a consolidated basis is greater than 60% of the sum of (without duplication):

(1)	the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2)	the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire assets included with Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

     The Operating Partnership also will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of its properties or any of its Subsidiaries’ properties, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of that additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of its outstanding indebtedness and that of its Subsidiaries on a consolidated basis which is secured by any Encumbrance on its properties or any of its Subsidiaries’ properties is greater than 40% of the sum of (without duplication):

(1)	the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

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(2)	the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire assets included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

     In addition, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which that additional Indebtedness is to be incurred will be less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1)	that Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of that four-quarter period;

(2)	the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period had been repaid or retired at the beginning of that four-quarter period (except that, for purposes of this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of that Indebtedness during that four-quarter period);

(3)	in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of that four-quarter period, the acquisition had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4)	in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation (Section 1006).

     Maintenance of Unencumbered Assets

     The Operating Partnership and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of its Unsecured Indebtedness and that of its Subsidiaries on a consolidated basis (Section 1006).

     Provision of Financial Information

     So long as any debt securities are outstanding and whether or not required by the SEC, Brandywine and the Operating Partnership will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

(1)	all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if Brandywine and the Operating Partnership were required to file those filings, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

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(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Brandywine and the Operating Partnership were required to file such reports.

     If Brandywine or the Operating Partnership is not subject to Sections 13 and 15(d) of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will (A) furnish to the holders of the debt securities, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to in clauses (1) and (2) above.

     In addition, whether or not required by the SEC, Brandywine and the Operating Partnership will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) (Section 704).

     Waiver of Certain Covenants

     The Operating Partnership and the Guarantors may choose not to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the debt securities (except for any term, provision or condition which could not be amended without the consent of all holders of debt securities), if at any time the holders of at least a majority in principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the Guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect (Section 1010).

Other Covenants

     Existence

     Except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any Guarantor will be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1005).

     Maintenance of Properties

     Each of the Operating Partnership and the Guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable Guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that neither the Operating Partnership nor any Guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1007).

     Insurance

     Each of the Operating Partnership and the Guarantors will cause each of its and its Subsidiaries’ insurable properties to be insured in a commercially reasonable amount against loss of damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service (Section 1008).

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     Payment of Taxes and Other Claims

     Each of the Operating Partnership and the Guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith (Section 1009).

     Additional Covenants

     The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

     Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to any series of debt securities issued under the indenture:

(1)	default for 30 days in the payment of any interest on any debt security of that series;

(2)	default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3)	default in making any sinking fund payment as required for any debt security of that series;

(4)	default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the Guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5)	default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the Guarantors or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6)	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Brandywine, any Subsidiary Guarantor or any other Significant Subsidiary or any of their respective properties;

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(7)	except as otherwise permitted in the Indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Brandywine or any Subsidiary Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8)	any other event of default provided with respect to a particular series of debt securities (Section 501).

     If an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and Brandywine (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less then a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any Guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

     The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders (Section 602).

     The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of reasonable security or indemnity (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment (Section 508).

     Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee reasonable security or indemnity (Section 603). The holders of not less than a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding (Section 512).

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     Within 120 days after the end of each fiscal year, the Operating Partnership and Brandywine must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of Brandywine, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (Section 1004).

Modification of the Indenture

     Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of not less than a majority in principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1)	change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

(2)	reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

(3)	change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

(4)	impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

(5)	reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

(6)	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the Guarantors under the guarantees applicable to that debt security (other than releases of guarantees when a Subsidiary Guarantor’s guarantee under the Credit Agreement is terminated); or

(7)	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

     The holders of not less than a majority in principal amount of outstanding debt securities of a particular series have the right to waive compliance by the Operating Partnership and the Guarantors with certain covenants in the indenture relating to that series (Section 1010).

     Modifications and amendments of the indenture may be made by the Operating Partnership, the Guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1)	to evidence the succession of another person to the Operating Partnership as obligor, or to any of the Guarantors under the indenture;

(2)	to add to the covenants of the Operating Partnership or any of the Guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the Guarantors in the indenture;

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(3)	to add events of default for the benefit of the holders of all or any series of debt securities;

(4)	to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

(5)	to secure, or add additional guarantees with respect to, the debt securities;

(6)	to establish the form or terms of debt securities of any series;

(7)	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

(8)	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or

(9)	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

     The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1)	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(2)	the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (1) above);

(3)	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to the indenture; and

(4)	debt securities owned by the Operating Partnership, any of the Guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the Guarantors or of that other obligor will be disregarded (Section 101).

     The indenture contains provisions for convening meetings of the holders of debt securities of a series (Article Thirteen). A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture (Section 1302). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the

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affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons, holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1304).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1)	there will be no minimum quorum requirement for the meeting; and

(2)	the principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1304).

Discharge; Legal Defeasance and Covenant Defeasance

     Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the Guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 404).

     In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, if the provisions of Article Four are made applicable to the debt securities of any series pursuant to the indenture, the Operating Partnership may elect either:

(1)	to defease and discharge itself and the Guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“legal defeasance”) (Section 402); or

(2)	to release itself and the Guarantors from their obligations with respect to those debt securities under “– Covenants,” “– Other Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 403);

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in either case upon the irrevocable deposit by the Operating Partnership or the Guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

     This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 404).

     In the event the Operating Partnership effects covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to the covenants described under “– Covenants” and “– Other Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the Guarantors would remain liable to make payment of those amounts due at the time of acceleration.

     The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

     The terms and conditions, if any, upon which the debt securities of any series will subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company or “DTC,” as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

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     The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository (“participants”). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

     We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global

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security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

     None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

     The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

     The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

     For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

     “Acquired Indebtedness” means Indebtedness of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any person or the date on which the acquired person becomes a Subsidiary.

     “Annual Debt Service Charge” means, for any period, the aggregate interest expense (including, without limitation, the interest component of rentals on capitalized leases and letter of credit fees, commitment fees and other similar financial charges) for that period in respect of, and the amortization during such period of any original issue discount of, the Operating Partnership’s Indebtedness and that of its Subsidiaries.

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     “Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(1)	Annual Debt Service Charge;

(2)	provision for taxes based on income;

(3)	provisions for gains and losses on properties and depreciation and amortization;

(4)	increases in deferred taxes and other non-cash items;

(5)	depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

(6)	the effect of any charge resulting from a change in accounting principles; and

(7)	amortization of deferred charges.

     “Earnings from Operations” means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding:

(1)	provisions for gains and losses on sales of investments or joint ventures;

(2)	extraordinary and non-recurring items; and

(3)	property valuation losses.

as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for that period.

     “Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.

     “Government Obligations” means securities which are:

(1)	direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

(2)	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government;

which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Indebtedness” means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries:

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(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments;

(3)	secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any of its Subsidiaries;

(4)	consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(5)	consisting of capitalized leases;

and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries), it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof.

     “Intercompany Indebtedness” means indebtedness to which the only parties are the Operating Partnership, Brandywine and any Subsidiary (but only so long as such indebtedness is held solely by any of the Operating Partnership, Brandywine and any Subsidiary) that is subordinate in right of payment to the debt securities.

     “Significant Subsidiary” means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership.

     “Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of Brandywine, the Operating Partnerhsip or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by Brandywine, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

     “Total Assets” means, as of any date, the sum of:

(1)	the Undepreciated Real Estate Assets; and

(2)	all of the other assets of the Operating Partnership and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

     “Total Unencumbered Assets” means the sum of:

(1)	those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

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(2)	all of the other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

     “Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of the real estate assets of the Operating Partnership and its Subsidiaries on that date, before depreciation and amortization determined in accordance with generally accepted accounting principles.

     “Unsecured Indebtedness” means indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership and its Subsidiaries.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The following paragraphs summarize provisions of Brandywine’s shares of beneficial interest. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus and any accompanying prospectus supplement.

General

     Brandywine’s Declaration of Trust provides that it is authorized to issue up to 110,000,000 shares of beneficial interest, which we refer to in this prospectus collectively as “shares,” consisting of 100,000,000 common shares, par value $.01 per share, which we refer to in this prospectus as Brandywine’s “common shares,” and 10,000,000 preferred shares, par value $.01 per share, which we refer to in this prospectus as Brandywine’s “preferred shares.” Of the preferred shares, 750,000 have been designated as 7.25% Series A Cumulative Convertible Preferred Shares and are referred to in this prospectus as the Series A Preferred Shares, 2,000,000 preferred shares have been designated as 7.50% Series C Cumulative Redeemable Preferred Shares and are referred to in this prospectus as the Series C Preferred Shares, and an additional 2,760,000 preferred shares have been designated as 7.375% Series D Cumulative Redeemable Preferred Shares and are referred to in this prospectus as the Series D Preferred Shares. As of the date of this prospectus, 750,000 Series A Preferred Shares, 2,000,000 Series C Preferred Shares and 2,300,000 Series D Preferred Shares are issued and outstanding. Brandywine’s Declaration of Trust generally may be amended by its Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by our shareholders, unless such action is required by applicable law, the rules of any stock exchange or automated quotation system on which our securities may be listed or traded or pursuant to the preferential rights of the Series A Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares. Holders of Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares have the right to approve certain additional issuances of preferred shares, such as shares that would rank senior to the Series A Preferred Shares, the Series C Preferred Shares or the Series D Preferred Shares as to distributions or upon liquidation.

     Both Maryland statutory law governing real estate investment trusts organized under Maryland law (the “Maryland REIT Law”) and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of its obligations. Brandywine’s Bylaws further provide that it will indemnify any shareholder or former shareholder against any claim or liability to which such shareholder may become subject by reason of being or having been a shareholder, and that Brandywine shall reimburse each shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which the shareholder has been made a party by reason of status as such for all reasonable expenses incurred by the shareholder in connection with any such claim or liability.

     Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of preferred shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

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•	election or removal of trustees;

•	amendment of the Declaration of Trust (other than an amendment to increase or decrease the aggregate number of authorized shares of any class);

•	a determination by the Trust to invest in commodities contracts (other than interest rate futures intended to hedge us against interest rate risk), engage in securities trading (as compared to investment) activities or hold properties primarily for sale to customers in the ordinary course of business; and

•	Brandywine’s merger with another entity.

Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting shall in any way bind the Board of Trustees.

Shares

Common Shares of Beneficial Interest

     Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The common shareholders vote as single class. In the future, Brandywine may issue a series of preferred shares that votes together with the common shares as a single class. Holders of Brandywine’s outstanding preferred shares have voting rights only under limited circumstances and, in such circumstances, vote in a class separate from the common shareholders. See “– Preferred Shares of Beneficial Interest,” below. Subject to (1) the preferential rights of the Series A Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of preferred shares, holders of common shares are entitled to such distributions as may be authorized and declared from time to time by the Board of Trustees out of funds legally available therefor.

     Holders of common shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any of our securities. All outstanding common shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of our affairs, subject to (1) the preferential rights of the Series A Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares and (2) such preferential rights as may be granted by the Board of Trustees in future issuances of additional series of preferred shares, holders of common shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All common shares have equal dividend, distribution, liquidation and other rights.

     Brandywine’s common shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the common shares is currently EquiServe Trust Company, N.A.

Preferred Shares of Beneficial Interest

     Brandywine’s Declaration of Trust authorizes it to issue up to 10,000,000 preferred shares, par value $0.01 per share. The Declaration of Trust generally may be amended by the Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares of any class. As of March 31, 2004, the following preferred shares were outstanding:

•	750,000 Series A Preferred Shares;

•	2,000,000 Series C Preferred Shares; and

•	2,300,000 Series D Preferred Shares.

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     The holders of the Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares do not have voting rights, except (1) with respect to actions which would have a material adverse effect on holders of such shares, or (2) in the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of Series A Preferred Shares, Series C Preferred Shares or Series D Preferred Shares. If the conditions specified in clause (2) exist, then those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to Brandywine’s Board of Trustees.

     If Brandywine issues preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, Brandywine will file, with the State Department of Assessments and Taxation of Maryland, Articles Supplementary that will become part of Brandywine's Declaration of Trust and that will set forth the terms of the new series. The prospectus supplement relating to any preferred shares offered thereby will describe the specific terms of the preferred shares, including:

•	the title and stated value;

•	the number of shares offered, liquidation preference and offering price;

•	the distribution rate, distribution periods and payment dates;

•	the date on which distributions begin to accrue, and, if applicable, accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the terms and conditions of any redemption right;

•	the terms and conditions of any conversion or exchange right;

•	any listing of the offered shares on any securities exchange;

•	whether interests in the offered shares will be represented by depositary shares;

•	any voting rights;

•	the relative ranking and preferences of the preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on issuances of any other series of preferred shares ranking senior to or on a parity with the series of preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Transfer

     In order for Brandywine to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

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     Because Brandywine’s Board of Trustees believes it is at present important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to effect additional increases to, or establish exemptions from, the ownership limit. The Board of Trustees, pursuant to authority granted in the Declaration of Trust, has passed resolutions that exempt the initial holders of the Series A Preferred Shares and Series C Preferred Shares and Cohen & Steers Capital Management, Inc. and related persons from the ownership limit, on the condition that, and for so long as, such holders comply with certain representations, warranties and agreements intended to ensure that no direct or indirect owner of any of such holders owns more than 9.8% in value of the outstanding shares.

     In addition, pursuant to Brandywine’s Declaration of Trust, no purported transfer of shares may be given effect if it would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.

     Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

     Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation

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of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.

     Brandywine’s trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s trustees may require that an intended transferee give written notice to us, furnish such undertakings, agreements and information as may be required by our trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.

     Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as described above, any change in the ownership restrictions would require an amendment to Brandywine’s Declaration of the Trust. Amendments to Brandywine’s Declaration of Trust generally require the affirmative vote of holders owning not less than a majority of the outstanding shares entitled to vote thereon. In addition to preserving Brandywine’s status as a REIT, the ownership restrictions and the ownership limit may have the effect of precluding an acquisition of control of Brandywine without the approval of its Board of Trustees.

     All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must file an affidavit with Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Brandywine in writing such information with respect to the direct, indirect and constructive ownership of shares as Brandywine’s trustees deem necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the common shares or otherwise be in the best interest of Brandywine’s shareholders.

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DESCRIPTION OF DEPOSITARY SHARES

General

     Brandywine may issue receipts (which we refer to in this prospectus as “depositary receipts”) for the depositary shares (which we refer to in this prospectus as “depository shares”), each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Brandywine will deposit preferred shares of each series represented by depository shares under a separate deposit agreement among Brandywine, the preferred share depositary and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including distribution, voting, conversion, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following Brandywine’s issuance and delivery of the preferred shares to the preferred share depositary, Brandywine will cause the preferred share depositary to issue, on Brandywine’s behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Brandywine upon request, and the following summary of the form thereof filed as an exhibit to the registration statement of which this prospectus is a part is qualified in its entirety by reference to these documents.

Distributions

     The preferred share depositary will distribute all cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

     In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled to such distributions, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

     No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into excess shares.

Withdrawal of Shares

     Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related depositary shares have previously been called for redemption or converted into excess shares), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

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Redemption of Depositary Shares

     Whenever Brandywine redeems preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided Brandywine has paid in full to the preferred share depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess shares.

     From and after the date fixed for redemption, all distributions in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

     Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred share depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

     In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

     The depositary shares, as such, are not convertible into common shares or any of our other securities or property, except in connection with certain conversions in connection with the preservation of Brandywine’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct Brandywine to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares (including excess shares) or other shares of beneficial interest. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

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Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

     Unless otherwise provided in the applicable prospectus supplement, Brandywine may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if: (1) such termination is necessary to assist in maintaining Brandywine’s status as a REIT or (2) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. If the deposit agreement is terminated to assist in maintaining Brandywine’s status as a REIT, then, if the depositary shares are listed on a national securities exchange, Brandywine will use its best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if: (1) all outstanding depositary shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related preferred shares in connection with Brandywine’s liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares, or (3) each share of the related preferred shares shall have been converted into Brandywine’s shares of beneficial interest not so represented by depositary shares.

Charges of Preferred Share Depositary

     Brandywine will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Brandywine will generally pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

     The preferred share depositary may resign at any time by delivering to Brandywine notice of its election to do so, and Brandywine may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and, unless otherwise specified in the applicable prospectus supplement, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

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Miscellaneous

     The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depositary with respect to the related preferred shares.

     Neither Brandywine nor the preferred share depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Brandywine’s obligations and the preferred share depositary’s obligations under the deposit agreement will be limited to performing, respectively, its and their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and Brandywine and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. Brandywine and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

     In the event the preferred share depositary receives conflicting claims, requests or instructions from Brandywine and any holders of depositary receipts, the preferred share depositary will be entitled to act on such claims, requests or instructions received from Brandywine.

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DESCRIPTION OF WARRANTS

     Brandywine may issue warrants to purchase preferred shares, depositary shares or common shares, which we refer to in this prospectus as “warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a specified warrant agent. The warrant agent will act solely as Brandywine’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of outstanding warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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PROVISIONS OF MARYLAND LAW AND OF
BRANDYWINE’S DECLARATION OF TRUST AND BYLAWS

     The following paragraphs summarize provisions of Maryland law, Brandywine’s Declaration of Trust and its Bylaws. These paragraphs are a summary, and do not completely describe Maryland law, the Declaration of Trust or the Bylaws. For a complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws.

Duration

     Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

     Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.

     Brandywine’s trustees generally will each serve for a one-year term. In the event that Brandywine fails to pay quarterly distributions for six or more quarters to the holders of Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares, those holders will have the right, voting together as a single class with any other series of Brandywine’s preferred shares ranking on a parity with the Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares and upon which like voting rights have been conferred, to elect two additional members to the Board of Trustees. See “Description of Shares of Beneficial Interest – Preferred Shares of Beneficial Interest.”

     Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of preferred shares may be removed only by the affirmative vote of a majority of the preferred shares of that series voting as a single class.

Business Combinations

     Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

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     These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. An amendment to a Maryland REIT’s declaration of trust electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group, and two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares of beneficial interest held by interested shareholders. Any such amendment shall not be effective until 18 months after the vote of shareholders and does not apply to any business combination of the trust with an interested shareholder that has such status on the date of the shareholder vote. Brandywine’s Board of Trustees has previously exempted any business combinations involving Safeguard Scientifics, Inc., Pennsylvania State Employees’ Retirement System, LF Strategic Realty Investors L.P., Morgan Stanley Asset Management Inc., Five Arrows Realty Securities III L.L.C. and Gerard H. Sweeney and their respective affiliates and associates from the business combination provisions summarized above and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between Brandywine and any of them.

     The business combination statute could have the effect of delaying, deferring or preventing offers to acquire Brandywine and of increasing the difficulty of consummating any such transaction.

Control Share Acquisitions

     Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the Acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such Acquirer or in respect of which the Acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the Acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

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     Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

     Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s Declaration of Trust relating to (1) increases or decreases in the aggregate number of shares of any class, which may generally be made by the Board of Trustees without shareholder approval subject to approval rights of holders of Series A Preferred Shares, Series C Preferred Shares and Series D Preferred Shares with respect to issuances of preferred shares that would rank senior as to distributions or in liquidation and (2) the Maryland General Corporation Law provisions on business combinations, amendment of which requires the affirmative vote of the holders of not less than 80% of the shares then outstanding and entitled to vote. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.

Termination of Brandywine Realty Trust and REIT Status

     Subject to the rights of any outstanding preferred shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.

Transactions between Brandywine Realty Trust and its Trustee or Officers

     Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

     The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification, (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or

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former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

     In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by its Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (3) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

     The limited partnership agreement of the Operating Partnership also provides for indemnification by the operating partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of the Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, state securities laws may limit indemnification.

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MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes the material U.S. federal income tax consequences relating to the taxation of Brandywine Realty Trust as a REIT and the ownership and disposition of Brandywine’s common shares.

     If Brandywine offers one or more series of preferred shares or debt securities under this prospectus, information about any income tax consequences to holders of those preferred shares or debt securities will be included in an applicable prospectus supplement.

     Because this is a summary that is intended to address only material federal income tax consequences relating to the ownership and disposition of Brandywine’s common shares that will apply to all holders, this summary may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•	special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations (See “ – Other Tax Consequences”);

•	this summary deals only with our common shareholders that hold common shares as “capital assets” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

     You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

     As used herein, a “U.S. shareholder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes (1) a citizen or resident of the U.S., (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

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Taxation of Brandywine as a REIT

     Brandywine first elected to be taxed as a REIT for the taxable year ended December 31, 1986, and has operated and expect to continue to operate in such a manner so as to remain qualified as a REIT for Federal income tax purposes. An entity that qualifies for taxation as a REIT and distributes to its shareholders an amount at least equal to 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) plus 90% of its income from foreclosure property (less the tax imposed on such income) is generally not subject to Federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a corporation. However, we will be subject to Federal income tax as follows:

(1)	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

(2)	Under certain circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

(3)	If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) such income will be subject to a 100% tax. See “ – Sale of Partnership Property.”

(4)	If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless have maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or 95% test, multiplied by a fraction intended to reflect our profitability.

(5)	If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

(6)	If we have (1) net income from the sale or other disposition of “foreclosure property” (which is, in general, property acquired by us by foreclosure or otherwise or default on a loan secured by the property) which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be subject to tax on such income at the highest corporate rate.

(7)	If we were to acquire any asset from a taxable “C” corporation in a carry-over basis transaction, we could be liable for specified tax liability inherited from that “C” corporation with respect to that corporation's “built-in gain” in its assets. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis. We would not be subject to tax on the built in gain, however, if we do not dispose of the acquired property within the 10-year period following acquisition of such property.

Qualification of Brandywine as a REIT

     The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

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(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the record keeping requirements of the Code and the Treasury Regulations; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

     Conditions (1) through (4) must be satisfied during the entire taxable year, and condition (5) must be satisfied during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We have previously issued Common Shares in sufficient proportions to allow us to satisfy requirements (5) and (6) (the “100 Shareholder” and “five-or-fewer” requirements). In addition, our Declaration of Trust provides restrictions regarding the transfer of our shares that are intended to assist us in continuing to satisfy the requirements described in conditions (5) and (6) above. See “ – Description of Shares of Beneficial Interest – Restrictions on Transfer.” However, these restrictions may not ensure that we will, in all cases, be able to satisfy the requirements described in conditions (5) and (6) above. In addition, we have not obtained a ruling from the Internal Revenue Service as to whether the provisions of our Declaration of Trust concerning restrictions on transfer and conversion of Common Shares to “Excess Shares” will allow us to satisfy condition (5) and (6). If we fail to satisfy such share ownership requirements, our status as a REIT will terminate.

     To monitor compliance with condition (6) above, a REIT is required to send annual letters to its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

Qualified REIT Subsidiaries

     We currently have several wholly-owned subsidiaries which are “qualified REIT subsidiaries” and we may have additional wholly-owned “qualified REIT subsidiaries” in the future. The Code provides that a corporation that is a “qualified REIT subsidiary” shall not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” shall be treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary (discussed below), all of the capital stock of which is owned by the REIT and that has not elected to be a “Taxable REIT Subsidiary.” In applying the requirements described herein, all of our “qualified REIT subsidiaries” will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. These subsidiaries, therefore, will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

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Taxable REIT Subsidiaries

     We currently have several “taxable REIT subsidiaries,” and may have additional taxable REIT subsidiaries in the future. A REIT may hold any direct or indirect interest in a corporation that qualifies as a “taxable REIT subsidiary” as long as the value of the REIT's holdings of taxable REIT subsidiary securities do not exceed 20% of the value of the REIT's total assets. To qualify as a taxable REIT subsidiary, the subsidiary and the REIT must make a joint election to treat the subsidiary as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation (other than a REIT or a qualified REIT subsidiary) in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the total voting power or value. See “ – Asset Tests” below. A taxable REIT subsidiary will pay tax at regular corporate income rates on any taxable income it earns.

     A taxable REIT subsidiary can perform tenant services without causing the REIT to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments made to a REIT. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT's tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

Ownership of Partnership Interests by a REIT

     A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retains the same character in the hands of the REIT. Accordingly, our proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of ours for purposes of applying the requirements described herein. Brandywine has control over the Operating Partnership and most of the partnership and limited liability company subsidiaries of the Operating Partnership and intends to operate them in a manner that is consistent with the requirements for qualification of Brandywine as a REIT.

Income Tests

     In order to qualify as a REIT, Brandywine must generally satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of securities.

     Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, subject to certain limited exceptions, rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a “Related Party Tenant”). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Finally, in order for rents received with respect to a property to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an “independent contractor” who is adequately compensated and from whom the REIT derives no income, or through a taxable REIT subsidiary. The “independent contractor” requirement, however, does not apply to the extent the services provided by the REIT are “usually or customarily rendered” in connection with the rental of space for occupancy only, and are not otherwise considered “rendered to the occupant.” In addition, a de minimis rule applies with respect to non-customary services. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.” A taxable REIT subsidiary may provide services (including noncustomary services) to a REIT's tenants without “tainting” any of the rental income received by the REIT, and will be able to manage or operate properties for third parties and generally engage in other activities unrelated to real estate.

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     We do not anticipate receiving rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We also do not anticipate receiving more than a de minimis amount of rents from any related party tenant or rents attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to such real property.

     We provide services to our properties that we own through the Operating Partnership, and we believe that all of such services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy only so that the provision of such services will not jeopardize the qualification of rent from the properties as “rents from real property.” In the case of any services that are not “usual and customary” under the foregoing rules, we will employ an “independent contractor” or a taxable REIT subsidiary to provide such services.

     The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income tests. In particular, dividends received from a taxable REIT subsidiary will not qualify under the 75% test. We believe, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause Brandywine to exceed the limits on non-qualifying income under either the 75% or 95% gross income tests.

     If Brandywine fails to satisfy one or both of the 75% of 95% gross income tests for any taxable year, Brandywine may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if (1) the failure to meet such tests was due to reasonable cause and not due to willful neglect, (2) we have attached a schedule of the sources of our income to our return, and (3) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Brandywine would be entitled to the benefit of these relief provisions. As discussed above in “Taxation of Brandywine as a REIT,” even if these relief provisions apply, a tax would be imposed based on the excess net income.

     Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, including Brandywine’s share of this type of gain realized by the Operating Partnership, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax.

Asset Tests

     At the close of each quarter of each taxable year, Brandywine must satisfy the following tests relating to the nature of our assets:

     First, at least 75% of the value of our total assets must be represented by cash or cash items (which generally include receivables), government securities, “real estate assets” (which generally include interests in real property, interests in mortgages on real property and shares of other REITs), or, in cases where we receive proceeds from shares of beneficial interest or publicly offered long- term (at least five-year) debt, temporary investments in stock or debt instruments during the one-year period following our receipt of such proceeds.

     Second, of the investments not included in the 75% asset class, the value of any one issuer's securities we own may not exceed 5% of the value of our total assets; and we may not own more than 10% of the vote or value of any one issuer's outstanding securities, except for our interests in the Operating Partnership, noncorporate subsidiaries, taxable REIT subsidiaries and any qualified REIT subsidiaries, and except (with respect to the 10% value test) certain “straight debt” securities.

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     Third, not more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries.

     For purposes of the 75% asset test, the term “interest in real property” includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures, including items that are structural components of such buildings or structures, a leasehold of real property, and an option to acquire real property, or a leasehold of real property.

     For purposes of the asset tests, we are deemed to own our proportionate share of the assets of the Operating Partnership, any qualified REIT subsidiary, and each noncorporate subsidiary, rather than our interests in those entities. At least 75% of the value of our total assets have been and will be represented by real estate assets, cash and cash items, including receivables and government securities. In addition, except for our interests in the Operating Partnership, the noncorporate subsidiaries, another REIT, any taxable REIT subsidiary and any qualified REIT subsidiary, we have not owned, and will not own (1) securities of any one issuer the value of which exceeds 5% of the value of our total assets, or (2) more than 10% of the vote or value of any one issuer's outstanding securities. We have not owned, and will not own, securities of taxable REIT subsidiaries with an aggregate value in excess of 20% of the value of our assets.

     As noted above, one of the requirements for qualification as a REIT is that a REIT not own more than 10% of the vote or value of any corporation other than the stock of a qualified REIT subsidiary (of which the REIT is required to own all of such stock), a taxable REIT subsidiary and stock in another REIT. The Operating Partnership owns all or substantially all of the voting securities of several entities that have elected to be taxed as corporations and are taxable REIT subsidiaries. We and each taxable REIT subsidiary have jointly made a taxable REIT subsidiary election and, therefore, ownership of such subsidiaries will not violate the 10% test.

     We own 100% of the common shares of Atlantic American Properties Trust, a Maryland business trust that has elected to be treated as a real estate investment trust (“AAPT”). Provided that AAPT continues to qualify as a REIT (including satisfaction of the ownership, income, asset and distribution tests discussed herein) the common shares of AAPT will qualify as real estate assets under the 75% test. However, if AAPT fails to qualify as a REIT in any year, then the common shares of AAPT will not qualify as real estate assets under the 75% test. In addition, because we own more than 10% of the common shares of AAPT, Brandywine would not satisfy the 10% test if AAPT were to fail to qualify as a REIT. Accordingly, Brandywine’s qualification as a REIT depends upon the ability of AAPT to continue to qualify as a REIT.

     After initially meeting the asset tests at the close of any quarter, Brandywine will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests, and to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful. If we fail to cure any noncompliance with the asset tests within such time period, our status as a REIT would be lost.

Annual Distribution Requirements

     In order to qualify as a REIT, Brandywine is required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to (1) the sum of (a) 90% of its “REIT taxable income” (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (2) certain “excess” non-cash income. In addition, if we dispose of a built-in gain asset during the 10 year period following its acquisition, we will be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Brandywine timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or we distribute at least 95%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT net capital gain income for such year and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

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     Brandywine intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the limited partnership agreement of the Operating Partnership authorizes Brandywine, as general partner, to operate the partnership in a manner that will enable it to satisfy the REIT requirements and avoid the imposition of any federal income or excise tax liability. It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due primarily to the expenditure of cash for nondeductible items such as principal amortization or capital expenditures. In order to meet the 90% distribution requirement, we may borrow or may cause the Operating Partnership to arrange for short-term or other borrowing to permit the payment of required distributions or declare a consent dividend, which is a hypothetical distribution to shareholders out of our earnings and profits. The effect of such a consent dividend (which, in conjunction with distributions actually paid, must not be preferential to those shareholders who agree to such treatment) would be that such shareholders would be treated for federal income tax purposes as if they had received such amount in cash, and they then had immediately contributed such amount back to Brandywine as additional paid-in capital. This would result in taxable income to those shareholders without the receipt of any actual cash distribution but would also increase their tax basis in their shares by the amount of the taxable income recognized.

     Under certain circumstances, Brandywine may be able to rectify a failure to meet the distribution requirement for a given year by paying “deficiency dividends” to shareholders in a later year that may be included in Brandywine’s deduction for distributions paid for the earlier year. Thus, Brandywine may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Brandywine will be required to pay to the Internal Revenue Service interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

     If Brandywine fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply it will be subject to tax (including any applicable corporate alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible to us. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders will be taxable to them as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Brandywine also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Brandywine would be entitled to such statutory relief.

Income Taxation of the Operating Partnership, Subsidiary Partnerships and Their Partners

     The following discussion summarizes certain Federal income tax considerations applicable to Brandywine’s investment in the Operating Partnership and the Operating Partnership's subsidiary partnerships and limited liability companies (referred to as the “Subsidiary Partnerships”).

Classification of the Operating Partnership and Subsidiary Partnerships as Partnerships

     Brandywine owns all of its Properties or the economic interests therein through the Operating Partnership. Brandywine will be entitled to include in its income its distributive share of the income and to deduct its distributive share of the losses of the Operating Partnership (including the Operating Partnership's share of the income or losses of the Subsidiary Partnerships) only if the Operating Partnership and the Subsidiary Partnerships (collectively, the “Partnerships”) are classified for Federal income tax purposes as partnerships rather than as associations taxable as corporations. For taxable periods prior to January 1, 1997, an organization formed as a partnership was treated as a partnership for Federal income tax purposes rather than as a corporation only if it had no more than two of the four corporate characteristics that the Treasury Regulations used to distinguish a partnership from a corporation for tax purposes. These four characteristics were continuity of life, centralization of management, limited liability and free transferability of interests.

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     Neither the Operating Partnership nor any of the Subsidiary Partnerships requested a ruling from the Internal Revenue Service that it would be treated as a partnership for Federal income tax purposes.

     Effective January 1, 1997, Treasury Regulations eliminated the four-factor test described above and, instead, permit partnerships and other non-corporate entities to be taxed as partnerships for federal income tax purposes without regard to the number of corporate characteristics possessed by such entity. Under those Treasury Regulations, both the Operating Partnership and each of the Subsidiary Partnerships will be classified as partnerships for federal income tax purposes except for any entity for which an affirmative election is made by the entity to be taxed as a corporation. Under a special transitional rule in the Treasury Regulations, the Internal Revenue Service will not challenge the classification of an existing entity such as the Operating Partnership or a Subsidiary Partnership for periods prior to January 1, 1997 if: (1) the entity has a “reasonable basis” for its classification; (2) the entity and each of its members recognized the federal income tax consequences of any change in classification of the entity made within the 60 months prior to January 1, 1997; and (3) neither the entity nor any of its members had been notified in writing on or before May 8, 1996 that its classification was under examination by the Internal Revenue Service. Neither the Operating Partnership nor any of the Subsidiary Partnerships changed its classification within the 60 month period preceding May 8, 1996, nor was any one of them notified that its classification as a partnership for federal income tax purposes was under examination by the Internal Revenue Service.

     If for any reason the Operating Partnership or a Subsidiary Partnership were classified as an association taxable as a corporation rather than as a partnership for Federal income tax purposes, Brandywine would not be able to satisfy the income and asset requirements for REIT status. See “ – Income Tests” and “ – Asset Tests.” In addition, any change in any such Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. See “ – Annual Distribution Requirements.” Further, items of income and deduction of any such Partnership would not pass through to its partner (e.g., Brandywine), and its partners would be treated as shareholders for tax purposes. Any such Partnership would be required to pay income tax at corporate tax rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Partnership Allocations

     Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder, which require that partnership allocations respect the economic arrangement of the partners.

     If an allocation is not recognized for Federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

     We believe that the fair market values of the properties contributed directly or indirectly to the Operating Partnership in various transactions were different than the tax basis of such Properties. Pursuant to Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with or benefits from the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the “Pre-Contribution Gain or Loss”). The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction attributable to such contributed property to be made in a manner that is consistent with Section 704(c) of the Code. Thus, if the Operating Partnership sells contributed property at a gain or loss, such gain or loss will be allocated to the contributing partners, and away from us, generally to the extent of the Pre-Contribution Gain or Loss.

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     The Treasury Department has issued final regulations under Section 704(c) of the Code which give partnerships flexibility in ensuring that a partner contributing property to a partnership receives the tax benefits and burdens of any Pre-Contribution Gain or Loss attributable to the contributed property. These regulations permit partnerships to use any “reasonable method” of accounting for Pre-Contribution Gain or Loss. These regulations specifically describe three reasonable methods, including (1) the “traditional method” under current law, (2) the traditional method with the use of “curative allocations” which would permit distortions caused by Pre-Contribution Gain or Loss to be rectified on an annual basis and (3) the “remedial allocation method” which is similar to the traditional method with “curative allocations.” The partnership agreement of the Operating Partnership permits us, as general partner, to select one of these methods to account for Pre-Contribution Gain or Loss.

Depreciation

     The Operating Partnership's assets other than cash consist largely of appreciated property contributed by its partners. Assets contributed to a partnership in a tax-free transaction generally retain the same depreciation method and recovery period as they had in the hands of the partner who contributed them to the partnership. Accordingly, the Operating Partnership's depreciation deductions for its real property are based largely on the historic tax depreciation schedules for the properties prior to their contribution to the Operating Partnership. The properties are being depreciated over a range of 15 to 40 years using various methods of depreciation which were determined at the time that each item of depreciable property was placed in service. Any depreciable real property purchased by the Partnerships is currently depreciated over 40 years. In certain instances where a partnership interest rather than real property is contributed to the Partnership, the real property may not carry over its recovery period but rather may, similarly, be subject to the lengthier recovery period.

     Section 704(c) of the Code requires that depreciation as well as gain and loss be allocated in a manner so as to take into account the variation between the fair market value and tax basis of the property contributed. Thus, because most of the property contributed to the Operating Partnerships is appreciated, we will generally receive allocations of tax depreciation in excess of our percentage interest in the Operating Partnership. Depreciation with respect to any property purchased by the Operating Partnership subsequent to the admission of its partners, however, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

     As described previously, Brandywine, as a general partner of the Operating Partnership, may select any permissible method to account for Pre-Contribution Gain or Loss. The use of certain of these methods may result in us being allocated lower depreciation deductions than if a different method were used. The resulting higher taxable income and earnings and profits, as determined for federal income tax purposes, should decrease the portion of distributions which may be treated as a return of capital. See “– Taxation of Taxable Domestic Shareholders.”

Basis in Operating Partnership Interest

     Our adjusted tax basis in each of the partnerships in which we have an interest generally (1) will be equal to the amount of cash and the basis of any other property contributed to such partnership by us, (2) will be increased by (a) our allocable share of such partnership's income and (b) our allocable share of any indebtedness of such partnership, and (3) will be reduced, but not below zero, by our allocable share of (a) such partnership's loss and (b) the amount of cash and the tax basis of any property distributed to us and by constructive distributions resulting from a reduction in our share of indebtedness of such partnership.

     If our allocable share of the loss (or portion thereof) of any partnership in which we have an interest would reduce the adjusted tax basis of our partnership interest in such partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss (or portion thereof) would not reduce our adjusted tax basis below zero. To the extent that distributions to us from a partnership, or any decrease in our share of the nonrecourse indebtedness of a partnership (each such decrease being considered a constructive cash distribution to the partners), would reduce our adjusted tax basis below zero, such distributions (including such constructive distributions) would constitute taxable income to us. Such distributions and constructive distributions normally would be characterized as long-term capital gain if our interest in such partnership has been held for longer than the long-term capital gain holding period (currently 12 months).

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Sale of Partnership Property

     Generally, any gain realized by a partnership on the sale of property held by the partnership for more than 12 months will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. However, under requirements applicable to REITS under the Code, our share as a partner of any gain realized by the Operating Partnership on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of a trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “– Taxation of Brandywine as a REIT.” Such prohibited transaction income will also have an adverse effect upon our ability to satisfy the income tests for REIT status. See “ – Income Tests.” Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. A safe harbor to avoid classification as a prohibited transaction exists as to real estate assets held for the production of rental income by a REIT if the following requirements are satisfied: (1) the REIT has held the property for at least four years, (2) aggregate expenditures of the REIT during the four-year period preceding the sale which are includible in basis do not exceed 30% of the net selling price of the property, (3) (a) during the taxable year the REIT has made no more than seven sales of property or, in the alternative, (b) the aggregate of the adjusted bases of all properties sold during the year does not exceed 10% of the adjusted bases of all of the REIT's properties during the year, (4) in the case of property, not acquired through foreclosure or lease termination, the REIT has held the property for not less than four years for the production of rental income, and (5) if the requirement of clause (3) (a) is not satisfied, substantially all of the marketing and development expenditures were made through an independent contractor. Brandywine, as general partner of the Operating Partnership, believes that the Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, operating and leasing properties and to make such occasional sales of the properties as are consistent with its and the Operating Partnership's investment objectives. No assurance can be given, however, that every property sale by the Partnerships will constitute a sale of property held for investment.

Taxation of Taxable U.S. Shareholders

     As long as Brandywine qualifies as a REIT, distributions made to Brandywine’s taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) will be dividends taxable to such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as long-term capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. shareholder has held its shares of beneficial interest. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. For calendar years 2003 through 2008, distributions that are designated as qualified dividend income will be taxed at the same rate as long-term capital gains. We may designate a distribution as qualified dividend income to the extent of (1) qualified dividend income we receive during the current year (for example, dividends received from a taxable REIT subsidiary), and (2) income on which we have been subject to corporate level tax during the prior year (for example, undistributed REIT taxable income) less the tax paid on that income. We expect that ordinary dividends paid by us generally will not be eligible for treatment as qualified dividend income to any significant extent. Distributions in excess of current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a U.S. shareholder's shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for 12 months or less) assuming the shares are a capital asset in the hands of the shareholder. In addition, any distribution declared by us in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Brandywine and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by Brandywine not later than the end of January of the following calendar year. Shareholders may not include in their individual income tax returns any of Brandywine’s losses.

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     In general, a U.S. shareholder will recognize capital gain or loss on the disposition of common shares equal to the difference between the sales price for such shares and the adjusted tax basis for such shares. Gain or loss recognized upon a sale or exchange of common shares by a U.S. shareholder who has held such shares for more than one year will be treated as long-term capital gain or loss, respectively, and otherwise will be treated as short-term capital gain or loss. However, any loss upon a sale or exchange of shares by a U.S. shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent such shareholder has received distributions from us required to be treated as long-term capital gain. U.S. shareholders who realize a loss on the sale or exchange of shares may be required to file IRS Form 8886, Reportable Transaction Disclosure Statement, if the loss exceeds certain thresholds (for individual taxpayers, the threshold is $2,000,000 for a loss in a single taxable year). U.S. shareholders should consult with their tax advisors regarding Form 8886 filing requirements.

     Distributions from us and gain from the disposition of shares will not be treated as passive activity income and, therefore, U.S. shareholders will not be able to apply any “passive losses” against such income. Distributions from us (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of shares will generally be treated as investment income for purposes of the investment income limitation.

Backup Withholding and Information Reporting

     In general, we will report to our U.S. shareholders and the Internal Revenue Service the amount of distributions paid (unless the U.S. shareholder is an exempt recipient such as a corporation) during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% with respect to distributions paid unless such shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding may be credited against the shareholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Brandywine. See “– Taxation of Foreign Shareholders.”

Taxation of Tax-Exempt Shareholders

     Distributions by us to a shareholder that is a tax-exempt entity should not constitute “unrelated business taxable income” (“UBTI”), as defined in Section 512(a) of the Code provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

     In the case of a “qualified trust” (generally, a pension or profit-sharing trust) holding shares in a REIT, the beneficiaries of the trust are treated as holding shares in the REIT in proportion to their actuarial interests in the qualified trust, instead of treating the qualified trust as a single individual (the “look-through exception”). A qualified trust that holds more than 10% of the shares of a REIT is required to treat a percentage of REIT dividends as UBTI if the REIT incurs debt to acquire or improve real property. This rule applies, however, only if (1) the qualification of the REIT depends upon the application of the “look through” exception (described above) to the restriction on REIT shareholdings by five or fewer individuals, including qualified trusts (see “Description of Shares of Beneficial Interest – Restrictions on Transfer”) and (2) the REIT is “predominantly held” by qualified trusts, i.e., if either (a) a single qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each owning more than 10% by value, holds in the aggregate more than 50% of the interests in the REIT. The percentage of any dividend paid (or treated as paid) to such a qualified trust that is treated as UBTI is equal to the amount of modified gross income (gross income less directly connected expenses) from the unrelated trade or business of the REIT (treating the REIT as if it were a qualified trust), divided by the total modified gross income of the REIT. A de minimis exception applies where the percentage is less than 5%.

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Taxation of Non-U.S. Shareholders

     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other shareholders that are not U.S. shareholders (collectively, “Non-U.S. Shareholders”) are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state and local income tax laws with regard to an investment in our shares, including any reporting requirements.

     Distributions made by us that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of Brandywine. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in our shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). We expect to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (1) a lower treaty rate applies and the Non-U.S. shareholder files a W-8BEN (or applicable substitute form) or (2) the Non-U.S. Shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of the shareholder in such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-Shareholder's shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable to the shareholder if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

     For any year in which Brandywine qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Individuals who are Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. individual shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief. Brandywine is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gains dividend. The amount is creditable against the Non-U.S. Shareholder's U.S. tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if Brandywine is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares of beneficial interest was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of shares by a Non-U.S. Shareholder will not be subject to taxation under FIRPTA. However, because the shares may be traded, we cannot be sure that we will continue to be a “domestically controlled REIT.” Gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (1) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (2) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

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     If we were not a domestically controlled REIT, a sale of common shares by a Non-U.S. shareholder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if (1) our preferred shares or common shares were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations and (2) the Non-U.S. shareholder did not actually, or constructively under specified attribution rules under the Code, own more than 5% of our preferred shares or common shares at any time during the shorter of the five-year period preceding the disposition or the holder’s holding period.

     Even if our common shares were not regularly traded on an established securities market, a Non-U.S. shareholder would not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if such Non-U.S. shareholder’s common shares had a fair market value on the date of acquisition that was equal to or less than 5% of our regularly traded class of shares with the lowest fair market value. For purposes of this test, if a Non-U.S. shareholder acquired shares of common shares and subsequently acquired additional shares at a later date, then all such shares would be aggregated and valued as of the date of the subsequent acquisition.

Taxation of Non-U.S. Holders of Debt Securities

     A “Non-U.S. holder” means a beneficial owner of our debt securities that is for U.S. federal income tax purposes is not (1) a citizen or resident of the U.S., (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     The 30% United States federal withholding tax will not apply to any payment of principal or interest on a debt security to a Non-U.S. holder, under the “portfolio interest rule,” provided that (1) interest paid on the debt security is not effectively connected with a Non-U.S. holder’s conduct of a trade or business in the United States, (2) such Non-U.S. holder does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting shares within the meaning of the Code and applicable United States Treasury regulations, (3) such Non-U.S. holder is not a controlled foreign corporation that is related to us through shares ownership, (4) such Non-U.S. holder is not a bank whose receipt of interest on the debt securities is described in section 881(c)(3)(A) of the Code, and (5) either the Non-U.S. holder (a) provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) holds its debt securities through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury regulations. Special rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

     If a Non-U.S. holder cannot satisfy the requirements described above, payments of interest made to such Non-U.S. holder will be subject to the 30% United States federal withholding tax, unless the holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a debt security is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below).

     The 30% United States federal withholding tax generally will not apply to any gain that a Non-U.S. holder realizes on the sale, exchange, retirement or other disposition of a debt security.

     If a Non-U.S. holder is engaged in a trade or business in the United States and interest on the debt securities is effectively connected with the conduct of that trade or business, such holder will be subject to United States federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if the Non-U.S. holder were a United States person as defined under the Code. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such amount, subject to adjustments.

     Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless (1) the gain is effectively connected with a Non-U.S. holder’s conduct of a trade or business in the United States or (2) a Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

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     The estate of a Non-U.S. holder will not be subject to United States federal estate tax on debt securities beneficially owned by such holder at the time of its death, provided that any payment to the Non-U.S. holder on the debt securities would be eligible for exemption from the 30% federal withholding tax under the “portfolio interest rule” described above without regard to the certification requirement described above.

     Any consequences to Non-U.S. holders of the debt securities that result from the terms of debt securities that are different than as contemplated by this section will be discussed in the applicable prospectus supplement.

Statement of Share Ownership

     Brandywine is required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Brandywine must also maintain, within the Internal Revenue District in which it is required to file its federal income tax return, permanent records showing the information Brandywine has received as to the actual ownership of such shares and a list of those persons failing or refusing to comply with such demand.

Other Tax Consequences

     Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Brandywine, the Operating Partnership, the Subsidiary Partnerships and Brandywine’s shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our securities.

Possible Federal Tax Developments

      The rules dealing with Federal income taxation are constantly under review by the Internal Revenue Service, the Treasury Department and the Congress. New Federal tax legislation or other provisions may be enacted into law or new interpretations, rulings, Treasury Regulations or court decisions could be adopted, all of which could adversely affect the taxation of Brandywine or of its shareholders. We cannot predict the likelihood of passage of any new tax legislation or other provisions or court decisions either directly or indirectly affecting us or our shareholders. Consequently, the tax treatment described herein may be modified prospectively or retroactively by legislative, judicial or administrative action.

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PLAN OF DISTRIBUTION

     We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities directly to one or more investors or through agents or through a combination of any of such methods. Any such underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

     We or underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices for cash or assets. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     We may engage Brinson Patrick Securities Corporation and/or one or more other firms to act as our agent (the “Offering Agent”) for one or more offerings, from time to time, of our common shares. If we reach agreement with the Offering Agent with respect to a specific offering, including the number of common shares and any minimum price below which sales may not be made, then the Offering Agent would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such common shares on the agreed terms. The Offering Agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part. The Offering Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, with respect to any sales effected through an “at the market” offering.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth or described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, the Series C Preferred Shares and the Series D Preferred Shares, which are listed on the NYSE, as of the date of this prospectus. We may elect to list any series of preferred shares or American Depository Receipts representing depository shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the securities.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except: (1) the purchase by an institution

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of the securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the securities are being sold to underwriters, we will have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by contracts.

     Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, or be tenants of, or be lenders to, us in the ordinary course of business.

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EXPERTS

     The financial statements and financial statement schedules of Brandywine Realty Trust as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 incorporated in this prospectus by reference to Brandywine Realty Trust's Annual Report on Form 10-K/A dated June 22, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing and accounting.

     The financial statements and financial statement schedules of Brandywine Operating Partnership, L.P. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 incorporated in this prospectus by reference to Brandywine Operating Partnership L.P.'s Current Report on Form 8-K dated July 1, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, given on the authority of said firm as experts in auditing.

LEGAL MATTERS

     Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Pepper Hamilton LLP.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	$190,050
Printing and engraving expenses	$50,000
Legal fees and expenses	$200,000
Accounting fees and expenses	$100,000
Trustees and transfer agents fees	$50,000
Miscellaneous	$50,000

Total	$640,050

Item 15.      Indemnification of Directors and Officers.

Brandywine Realty Trust

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification, (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding; (2) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful; and (3) each shareholder or former shareholder against any claim or liability to which he may be subject by reason of such status as a shareholder or former shareholder.

     In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder made a party to a proceeding by reason of his status as a trustee, officer or shareholder provided that, in the case of a trustee or officer, Brandywine shall have received (1) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Brandywine as authorized by the Bylaws

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and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by Brandywine if it shall ultimately be determined that the applicable standard of conduct was not met. The Bylaws also (1) permit Brandywine, with the approval of its trustees, to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served Brandywine’s predecessor in such capacity, and to any of Brandywine’s employees or agents of its predecessor, (2) provide that any indemnification or payment or reimbursement of the expenses permitted by our Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law for directors of Maryland corporations and (iii) permit Brandywine to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the Maryland General Corporation Law for directors of Maryland corporations.

Brandywine Operating Partnership, L.P.

     The limited partnership agreement of Brandywine Operating Partnership, L.P., referred to in the prospectus as the Operating Partnership, also provides for indemnification by the Operating Partnership of Brandywine and its trustees and officers for any costs, expenses or liabilities incurred by them by reason of any act performed by them for or on behalf of the Operating Partnership; provided that such person’s conduct was taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees and officers pursuant to the foregoing provisions or otherwise, we have been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

Item 16.      Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to Debt Securities.*

1.2	Form of Underwriting Agreement relating to Preferred Shares, Common Shares, Depository Shares and Warrants.*

1.3	Form of Sales Agreement relating to Common Shares. *

3.1	Amended and Restated Declaration of Trust of Brandywine (Incorporated by reference to Exhibit 3.1 to Brandywine’s Current Report on Form 8-K dated June 9, 1997).

3.2	Articles of Amendment to Declaration of Trust of Brandywine (Incorporated by reference to Exhibit 3.1 to Brandywine’s Current Report on Form 8-K dated September 10, 1997).

3.3	Articles of Amendment to Declaration of Trust of Brandywine (No. 2) (Incorporated by reference to Exhibit 3.1 of Brandywine’s Current Report on Form 8-K dated June 3, 1998).

3.4	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.1 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

3.5	Articles of Amendment to Declaration of Trust of Brandywine (Incorporated by reference to Exhibit 3.1.5 of Brandywine’s Annual Report on Form 10-K for the year ended December 31, 1998).

3.6	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.1 of Brandywine's Current Report on Form 8-K dated April 26, 1999).

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Exhibit No.	Description

3.7	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.7 of Brandywine's Form 8-A dated December 29, 2003).

3.8	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.8 of Brandywine's Form 8-A dated February 5, 2004).

3.9	Amended and Restated Bylaws of Brandywine (Incorporated by reference to Exhibit 3.2 of he Company’s Current Report on Form 8-K dated October 14, 2003) .

3.10	Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.1 to Brandywine's Current Report on Form 8-K dated December 17, 1997).

3.11	First Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.12 to Brandywine's Current Report on Form 8-K dated December 17, 1997).

3.12	Second Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.3 to Brandywine's Current Report on Form 8-K dated April 13, 1998).

3.13	Third Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.4 to Brandywine's Current Report on Form 8-K dated May 14, 1998).

3.14	Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.4 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

3.15	Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.5 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

3.16	Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.6 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

3.17	Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.14 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.18	Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.15 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.19	Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.16 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.20	Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.17 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

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Exhibit No.	Description

3.21	Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.18 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.22	Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.19 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.1	Form of Common Share Warrant Agreement.*

4.2	Form of Deposit Agreement.*

4.3	Form of Indenture.*

5.1	Opinion of Pepper Hamilton LLP regarding the validity of the securities being registered.

8.1	Opinion of Pepper Hamilton LLP regarding tax matters.

12.1	Statement of computation of ratios of earnings to combined fixed charges and preferred share distributions of Brandywine.

12.2	Statement of computation of ratios of earnings to fixed charges of the Operating Partnership.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included in Part II of the Registration Statement).

25.1	Statement of Eligibility of Trustee.*

___________________
*To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

Item 17.      Undertakings.

     Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(B)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(C)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers, and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by the trustee, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

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SIGNATURES

          Pursuant to the requirements of the Securities Act, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 1st day of July, 2004.

BRANDYWINE REALTY TRUST
	By: /s/ Name: Title:	Gerard H. Sweeney_______________ Gerard H. Sweeney President and Chief Executive Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.
By: Brandywine Realty Trust, its general partner
	By: /s/ Name: Title:	Gerard H. Sweeney________________ Gerard H. Sweeney President and Chief Executive Officer

Co- Registrants:	AAPOP 2, L.P.

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, one of its general partners

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, one of its general partners

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE AMBASSADOR, L.P.

By:	Brandywine Ambassador, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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BRANDYWINE CENTRAL L.P.

By:	Brandywine F.C., L.P., a Pennsylvania limited partnership, its general partner

By:	Brandywine F.C., L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE CIRA, L.P.

By: Brandywine Cira, LLC, a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE F.C., L.P.

By:	Brandywine F.C., L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE GRANDE B, L.P.

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE I.S., L.P.

By:	Brandywine I.S., L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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BRANDYWINE METROPLEX, L.P.

By:	Brandywine Metroplex, LLC, a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE P.M., L.P.

By:	Brandywine P.M., L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB FLORIG, L.P.

By:	Brandywine TB Florig, LLC, a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB INN, L.P.

By:	Brandywine TB Inn, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB I, L.P.

By:	Brandywine TB I, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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BRANDYWINE TB II, L.P.

By:	Brandywine TB II, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB V, L.P.

By:	Brandywine TB V, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB VI, L.P.

By:	Brandywine TB VI, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB VIII, L.P.

By:	Brandywine TB VIII, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

C/N IRON RUN LIMITED PARTNERSHIP III

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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C/N LEEDOM LIMITED PARTNERSHIP II

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

C/N OAKLANDS LIMITED PARTNERSHIP I

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

C/N OAKLANDS LIMITED PARTNERSHIP III

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

E-TENANTS.COM HOLDING, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

FIFTEEN HORSHAM, L.P.

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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IRON RUN LIMITED PARTNERSHIP V

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

LC/N HORSHAM LIMITED PARTNERSHIP

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

LC/N KEITH VALLEY LIMITED PARTNERSHIP I

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

NEWTECH IV LIMITED PARTNERSHIP

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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NICHOLS LANSDALE LIMITED PARTNERSHIP III

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Witmer L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

WITMER OPERATING PARTNERSHIP I, L.P.

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

100 ARRANDALE ASSOCIATES, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

111 ARRANDALE ASSOCIATES, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

440 CREAMERY WAY ASSOCIATES, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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442 CREAMERY WAY ASSOCIATES, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

481 JOHN YOUNG WAY ASSOCIATES, L.P.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

INTERSTATE CENTER ASSOCIATES

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, one of its general partners

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:	Brandywine Interstate 50, L.L.C., a Delaware limited liability company, one of its general partners

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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IR NORTHLIGHT II ASSOCIATES

By:	AAPOP 2, L.P., a Delaware limited partnership, one of its general partners

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, one of its general partners

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, one of its general partners

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, one of its general partners

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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PLYMOUTH TFC GENERAL PARTNERSHIP

By:	Brandywine P.M., L.P., a Pennsylvania Limited Partnership, its general partner

By:	Brandywine P.M., L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By:	Witmer Operating Partnership I, L.P., a Delaware limited partnership, one of its general partners

By:	Brandywine Witmer, L.L.C., a Pennsylvania limited liability company, its general partner

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BTRS, INC.

SOUTHPOINT LAND HOLDINGS, INC.

VALLEYBROOKE LAND HOLDINGS, INC.

BRANDYWINE AMBASSADOR, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE CHARLOTTESVILLE LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE CHRISTINA LLC

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By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE CIRA, LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE DABNEY, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE DOMINION, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE F.C., L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE GRANDE B, LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE I.S., L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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BRANDYWINE INTERSTATE 50, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE–MAIN STREET, LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE METROPLEX LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE P.M., L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE PIAZZA, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE PLAZA 1000, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE PROMENADE, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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BRANDYWINE TB FLORIG, LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB INN, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB I, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB II, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB V, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB VI, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE TB VIII, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

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BRANDYWINE TRENTON URBAN RENEWAL, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

BRANDYWINE WITMER, L.L.C.

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

CHRISTIANA CENTER OPERATING COMPANY III LLC

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its sole member

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

E-TENANTS LLC

By:	e-Tenants.com Holding, L.P., a Pennsylvania limited partnership, its sole member

By:	Brandywine Operating Partnership, L.P., a Delaware limited partnership, its general partner

By:	Brandywine Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer of each of the above-named co-registrants

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SIGNATURES

          Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed by the following persons in the capacity and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints Gerard H. Sweeney his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * *

Signature	Title(s)	Date

/s/ Gerard H. Sweeney Gerard H. Sweeney	President, Chief Executive Officer and Trustee (Principal Executive Officer)	July 1, 2004
/s/ Christopher P. Marr Christopher P. Marr	Senior Vice President and Chief Financial Officer	July 1, 2004
/s/ Timothy M. Martin Timothy M. Martin	Vice President – Finance and Chief Accounting Officer	June 16, 2004
/s/ Walter D’Alessio Walter D’Alessio	Chairman of the Board of Trustees	July 1, 2004
/s/ D. Pike Aloian D. Pike Aloian	Trustee	July 1, 2004
/s/ Donald E. Axinn Donald E. Axinn	Trustee	June 16, 2004
/s/ Michael J. Joyce Michael J. Joyce	Trustee	June 15, 2004
/s/ Robert C. Larson Robert C. Larson	Trustee	June 14, 2004
/s/ Anthony A. Nichols, Sr. Anthony A. Nichols, Sr.	Trustee	July 1, 2004
/s/ Charles P. Pizzi Charles P. Pizzi	Trustee	June 17, 2004

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement relating to Debt Securities.*

1.2	Form of Underwriting Agreement relating to Preferred Shares, Common Shares, Depository Shares and Warrants.*

1.3	Form of Sales Agreement relating to Common Shares. *

3.1	Amended and Restated Declaration of Trust of Brandywine (Incorporated by reference to Exhibit 3.1 to Brandywine’s Current Report on Form 8-K dated June 9, 1997).

3.2	Articles of Amendment to Declaration of Trust of Brandywine (Incorporated by reference to Exhibit 3.1 to Brandywine’s Current Report on Form 8-K dated September 10, 1997).

3.3	Articles of Amendment to Declaration of Trust of Brandywine (No. 2) (Incorporated by reference to Exhibit 3.1 of Brandywine’s Current Report on Form 8-K dated June 3, 1998).

3.4	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.1 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

3.5	Articles of Amendment to Declaration of Trust of Brandywine (Incorporated by reference to Exhibit 3.1.5 of Brandywine’s Annual Report on Form 10-K for the year ended December 31, 1998).

3.6	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.1 of Brandywine's Current Report on Form 8-K dated April 26, 1999).

3.7	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.7 of Brandywine's Form 8-A dated December 29, 2003).

3.8	Articles Supplementary to Declaration of Trust (Incorporated by reference to Exhibit 3.8 of Brandywine's Form 8-A dated February 5, 2004).

3.9	Amended and Restated Bylaws of Brandywine (Incorporated by reference to Exhibit 3.2 of he Company’s Current Report on Form 8-K dated October 14, 2003) .

3.10	Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.1 to Brandywine's Current Report on Form 8-K dated December 17, 1997).

3.11	First Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.12 to Brandywine's Current Report on Form 8-K dated December 17, 1997).

3.12	Second Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.3 to Brandywine's Current Report on Form 8-K dated April 13, 1998).

3.13	Third Amendment to Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.4 to Brandywine's Current Report on Form 8-K dated May 14, 1998).

3.14	Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.4 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).
3.15	Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.5 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

Exhibit No.	Description

3.16	Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.6 to Brandywine’s Current Report on Form 8-K dated October 13, 1998).

3.17	Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.14 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.18	Eighth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.15 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.19	Ninth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.16 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.20	Tenth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.17 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.21	Eleventh Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.18 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

3.22	Twelfth Amendment to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (Incorporated by reference to Exhibit 10.19 to Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2003).

4.1	Form of Common Share Warrant Agreement.*

4.2	Form of Deposit Agreement.*

4.3	Form of Indenture.*

5.1	Opinion of Pepper Hamilton LLP regarding the validity of the securities being registered.

8.1	Opinion of Pepper Hamilton LLP regarding tax matters.

12.1	Statement of computation of ratios of earnings to combined fixed charges and preferred share distributions of Brandywine.

12.2	Statement of computation of ratios of earnings to fixed charges of the Operating Partnership.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.4	Consent of Pepper Hamilton LLP (included in Exhibit 8.1).

24.1	Power of Attorney (included in Part II of the Registration Statement).

25.1	Statement of Eligibility of Trustee.*

*To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).